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                                                               EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-22668 of Cardiotronics Systems, Inc. on Form S-8 of our report, dated March 1, 1996, except for Note 8, for which the date is March 21, 1996 (which report contains an explanatory paragraph regarding certain legal actions), appearing in the Annual Report on Form 10-KSB of Cardiotronics Systems, Inc. for the year ended December 31, 1995.


/s/ DELOITTE & TOUCHE LLP
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Costa Mesa, California
March 28, 1996